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                                                                    Exhibit 24.3

                          [GRANT THORNTON LETTERHEAD]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated March 27, 2000 accompanying the consolidated financial statements of Socrates Technologies Corporation and subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".




                                       /s/ Grant Thornton LLP


Vienna, Virginia
June 27, 2000